PERICOM SEMICONDUCTOR REPORTS

FISCAL SECOND QUARTER 2012 FINANCIAL RESULTS

▪	Q2 revenues decreased 14% sequentially and 25% year-over-year primarily the result of economic softness and distribution inventory reductions.
▪	Q2 GAAP gross margin increased by 53 bps sequentially and 254 bps year-over-year.
▪	Q2 GAAP $335,000 net loss compared with $445,000 and $1.8 million net income the prior quarter and the same quarter the prior year, respectively.

San Jose, Calif. – January 31, 2012 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2012 second quarter ended December 31, 2011.

Net revenues for the second quarter were $30.5 million, a decrease of 14% from the $35.3 million reported in the first quarter of fiscal 2012, and down 25% from the $40.7 million reported in the comparable period last year. The revenue decrease primarily resulted from reduced end user demand due to economic softness of the PC, notebook, and consumer end market segments, as well as lower storage volume attributed to the Thailand flood.

GAAP gross margin was 36.0% in the second quarter, up from 35.5% last quarter and from 33.5% in the comparable period last year. On a non-GAAP basis, gross margin was 37.3% in the second quarter, which reflects exclusion of share-based compensation, amortization of intangible assets, and amortization of fair value adjustments and compensation expense accruals from the PTI acquisition. The comparable non-GAAP gross margins were 36.9% last quarter and 36.3% in the comparable period last year. The improvement in sequential gross margin primarily reflects favorable product mix from lower PC, storage, and consumer end-market shipments.

GAAP net loss for the second quarter was $335,000, or $0.01 per diluted share, compared with net income of $445,000, or $0.02 per diluted share in the first quarter, and net income of $1.8 million, or $0.07 per diluted share in the comparable period last year. GAAP net income for all periods included share-based compensation, amortization of intangible assets, amortization of fair value adjustments, and other PTI acquisition related expenses. Excluding these items, non-GAAP net income for the second quarter was $958,000, or $0.04 per diluted share, compared with non-GAAP net income of $1.8 million or $0.07 per diluted share in the first quarter, and non-GAAP net income of $4.1 million, or $0.16 per diluted share in the comparable period last year.

The balance sheet remained very strong with cash and investments in marketable securities of $124 million or $5.13 per diluted share at the end of the second quarter. Inventory was relatively flat on a sequential basis and trade accounts receivable decreased by $2.9 million as a result of lower volume, and DSO remained steady at 59. At quarter-end, working capital was $104 million and the current ratio was 5.5.

”We were pleased about our second consecutive quarter of sequential gross margin improvement as it reaffirms our strategic initiative to improve our margins by increasing the revenue mixture from server, networking and telecom, and embedded segments,” said Alex Hui, President and CEO of Pericom. “We are excited to see many design wins with our industry-leading USB 3.0 signal integrity solution in next generation computing platforms. We also expect to see deployment of our PCIe Gen 3 product solution in next generation servers in the latter part of this calendar year.”

NEWS RELEASE January 31, 2012

New Products

In the second quarter of fiscal 2012, Pericom introduced a total of 12 new products across the Signal Integrity, Timing, and Connectivity product areas.

•	Signal Integrity: We expanded our solutions for serial protocol signal integrity by introducing 4 new ReDriverTM products for SATA3, SAS2, and the new PCIe 3.0 (8Gb) and USB3 (5Gb SuperSpeed) protocols. These products address server, storage, computing and embedded market segments.

•	Connectivity: Adding to our high-speed connectivity solutions, we introduced 3 products supporting PCIe GEN2 packet switching, DDR3 mux switch, and PCIe to USB2 serial bridge. These products target notebook, tablet, embedded, and networking market segments.

•	Timing: Expanding our timing solutions for next generation platforms, we introduced 5 new products. These comprised a new XO, a specialized crystal, 2 high performance clock buffers and an ASSP clock generator.

Share Repurchase Update

On April 29, 2008, our Board of Directors authorized the repurchase of $30 million of our common stock. Pursuant to the 2008 authority, the Company repurchased 302,117 shares in the three months ended December 31, 2011 for an aggregate cost of $2,305,564 and an average per share purchase price of $7.63. The remaining balance of potential share repurchases under the 2008 authority is approximately $6.5 million.

Fiscal Q3 2012 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

Below are the estimates for fiscal Q3 2012.

•	Revenues in the third fiscal quarter are expected to be in the range of $30.0 million to $34.0 million.

•	GAAP gross margins are expected to be between 33.5% and 35.5%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.5%, non-GAAP gross margins are expected to be in the 35.0% to 37.0% range.

•	GAAP operating expenses are expected to be between $12.4 and $12.8 million, and adjusting for share-based compensation, amortization of intangibles, fair value adjustments and restructuring charges that are expected to total approximately $1.9 million, non-GAAP operating expenses are expected to be in the range of $10.5 to $10.9 million.

•	Other income is expected to be between $0.5 and $0.7 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 7-10% on a GAAP basis and 32-34% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on January 31, 2012. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

3545 North Second Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE January 31, 2012

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, February 7th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 45480663.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory, acquisition-related expenses, a one-time gain on the previously held interest in PTI, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, and the corresponding tax effect because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions ”Fiscal Q3 2012 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the third fiscal quarter of 2012, and statements from our CEO regarding margin improvement, better revenue mix, positive traction with design wins and product solutions, and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended July 2, 2011, and in particular, the risk factors sections contained in that report.

3545 North Second Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE January 31, 2012

Contact: Aaron Tachibana

Pericom Semiconductor

Tel: 408 435-0800

atachibana@pericom.com

- See Attached Tables -

NEWS RELEASE January 31, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2011	2011	2011	2011	2011

Net revenues	$30,481	$35,332	$40,671	$65,813	$83,446

Cost of revenues	19,504	22,795	27,058	42,299	55,298

Gross profit	10,977	12,537	13,613	23,514	28,148

Operating expenses:

Research and development	5,277	5,316	5,060	10,593	9,457

Selling, general and administrative	7,060	7,339	6,986	14,399	14,728

Total operating expenses	12,337	12,655	12,046	24,992	24,185

Income (loss) from operations	(1,360)	(118)	1,567	(1,478)	3,963

Interest and other income, net	638	1,070	614	1,708	12,550

Income (loss) before income taxes	(722)	952	2,181	230	16,513

Income tax expense (benefit)	(335)	534	446	199	5,824

Net income (loss) from consolidated companies	(387)	418	1,735	31	10,689

Equity in net income of unconsolidated affiliates	52	27	77	79	633

Net income (loss)	$(335)	$445	$1,812	$110	$11,322

Basic income (loss) per share	$(0.01)	$0.02	$0.07	$0.00	$0.45

Diluted income (loss) per share	$(0.01)	$0.02	$0.07	$0.00	$0.45

Shares used in computing basic income (loss) per share	24,244	24,491	24,894	24,368	24,892

Shares used in computing diluted income (loss) per share	24,244	24,583	25,270	24,469	25,267

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NEWS RELEASE January 31, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	October 1,	Januar1y 1,	December 31,	January 1,
	2011	2011	2011	2011	2011

Share-based compensation
Cost of revenues	$47	$54	$57	$101	$130
Research and development	357	371	353	728	743
Selling, general and administrative	528	549	591	1,077	1,191
Share-based compensation expense	$932	$974	$1,001	$1,906	$2,064

Amortization of intangible assets
Cost of revenues	$331	$454	$564	$785	$833
Research and development	167	160	55	327	108
Selling, general and administrative	241	239	230	480	306
Amortization of intangible assets	$739	$853	$849	$1,592	$1,247

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NEWS RELEASE January 31, 2012

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2011	2011	2011	2011	2011
GAAP net income (loss)	$(335)	$445	$1,812	$110	$11,322
Reconciling items:
Share-based compensation expense	932	974	1,001	1,906	2,064
Amortization of intangible assets	739	853	849	1,592	1,247
Fair value adjustment amortization on acquired inventory	-	-	412	-	614
Gain on previously held interest at PTI	-	-	-	-	(11,004)
Acquisition-related costs	-	-	4	-	598
Interest expense accrual relating to PTI acquisition earnout	-	-	204	-	278
Fair value adjustment to depreciation expense on acquired fixed assets	50	50	46	100	61
Compensation expense accrual relating to PTI acquisition	-	-	359	-	487
Tax effect of adjustments	(428)	(478)	(618)	(906)	2,723
Total reconciling items	1,293	1,399	2,257	2,692	(2,932)
Non-GAAP net income (loss)	$958	$1,844	$4,069	$2,802	$8,390

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

(unaudited)

Diluted net income (loss) per share:
GAAP diluted income (loss) per share	$(0.01)	$0.02	$0.07	$0.00	$0.45
Adjustments:
Share-based compensation expense	0.04	0.04	0.04	0.08	0.08
Amortization of intangible assets	0.03	0.03	0.03	0.07	0.05
Fair value adjustment amortization on acquired inventory	-	-	0.02	-	0.03
Gain on previously held interest at PTI	-	-	-	-	(0.44)
Acquisition-related costs	-	-	-	-	0.02
Interest expense accrual relating to earnout	-	-	0.01	-	0.01
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	-	-
Compensation expense accrual relating to PTI acquisition	-	-	0.01	-	0.02
Tax effect of adjustments	(0.02)	(0.02)	(0.02)	(0.04)	0.11
Total adjustments	0.05	0.05	0.09	0.11	(0.12)
Non-GAAP diluted income per share	$0.04	$0.07	$0.16	$0.11	$0.33

Shares used in diluted net income (loss) per share calculation:
GAAP	24,244	24,583	25,270	24,469	25,267
Exclude the benefit of share-based compensation expense (1)	334	423	346	379	305
Change in diluted shares from GAAP net loss to non-GAAP net income	111	-	-	-	-
Non-GAAP	24,689	25,006	25,616	24,848	25,572

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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NEWS RELEASE January 31, 2012

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2011	2011	2011	2011	2011
GAAP gross margin	$10,977	$12,537	$13,613	$23,514	$28,148
- % of revenues	36.0%	35.5%	33.5%	35.7%	33.7%
Reconciling items:
Share-based compensation	47	54	57	101	130
Amortization of intangible assets	331	454	564	785	833
Fair value adjustment amortization on acquired inventory	-	-	412	-	614
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	9	20	10
Compensation expense accrual relating to PTI acquisition	-	-	104	-	141
Total reconciling items	388	518	1,146	906	1,728
Non-GAAP gross margin	$11,365	$13,055	$14,759	$24,420	$29,876
- % of revenues	37.3%	36.9%	36.3%	37.1%	35.8%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses

(unaudited)

GAAP research and development expenses	$5,277	$5,316	$5,060	$10,593	$9,457
- % of revenues	17.3%	15.0%	12.4%	16.1%	11.3%
Reconciling items:
Share-based compensation	(357)	(371)	(353)	(728)	(743)
Amortization of intangible assets	(167)	(160)	(55)	(327)	(108)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(9)	(20)	(17)
Compensation expense accrual relating to PTI acquisition	-	-	(117)	-	(159)
Total reconciling items	(534)	(541)	(534)	(1,075)	(1,027)
Non-GAAP research and development expenses	$4,743	$4,775	$4,526	$9,518	$8,430
- % of revenues	15.6%	13.5%	11.1%	14.5%	10.1%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses

(unaudited)

GAAP selling, general and administrative expenses	$7,060	$7,339	$6,986	$14,399	$14,728
- % of revenues	23.2%	20.8%	17.2%	21.9%	17.6%
Reconciling items:
Share-based compensation	(528)	(549)	(591)	(1,077)	(1,191)
Amortization of intangible assets	(241)	(239)	(230)	(480)	(306)
Acquisition-related costs	-	-	(4)	-	(598)
Fair value adjustment to depreciation expense on acquired fixed assets	(30)	(30)	(28)	(60)	(34)
Compensation expense accrual relating to PTI acquisition	-	-	(138)	-	(187)
Total reconciling items	(799)	(818)	(991)	(1,617)	(2,316)
Non-GAAP selling, general and administrative expenses	$6,261	$6,521	$5,995	$12,782	$12,412
- % of revenues	20.5%	18.5%	14.7%	19.4%	14.9%

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NEWS RELEASE January 31, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	December 31, 2011	July 2, 2011
Assets

Current assets:

Cash and cash equivalents	$24,838	$30,023
Restricted cash	-	2,947
Short-term investments	54,595	76,266
Accounts receivable - trade	19,777	28,185
Inventories	18,259	21,942
Prepaid expenses and other current assets	7,806	7,788
Deferred income taxes	2,323	2,564
Total current assets	127,598	169,715

Property, plant and equipment-net	58,244	60,859
Investments in unconsolidated affiliates	2,723	2,596
Deferred income taxes non-current	4,422	4,324
Long-term investments in marketable securities	44,901	21,282
Goodwill	16,675	16,669
Intangible assets-net	14,277	15,690
Other assets	9,580	9,881
Total assets	$278,420	$301,016

Liabilities and Shareholders' Equity

Current liabilities:

Short-term debt	$3,352	$8,671
Accounts payable	10,520	12,221
Accrued liabilities	9,391	19,645
Total current liabilities	23,263	40,537

Industrial development subsidy	8,441	9,075
Deferred income tax liabilities	6,425	6,605
Other long-term liabilities	1,987	2,074
Total liabilities	40,116	58,291

Shareholders' equity:
Common stock and paid in capital	127,504	130,960
Retained earnings and other comprehensive income	110,800	111,765
Total shareholders' equity	238,304	242,725

Total liabilities and shareholders' equity	$278,420	$301,016

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3545 North Second Street San Jose, CA 95134 (408) 435-0800